Exhibit 10(i)


                     Special Project Incentive Program - C5
    Effective Date: May 27, 2002, as amended effective as of January 1, 2005

                                  Blaine Sweatt

Purpose

This Special Project is based on the development of C5, a new restaurant concept by Darden Restaurants, Inc. (the "Company").

In recognition of the exceptional level of effort and commitment required of the New Business team to effectively develop the new concept, and the potential to significantly impact shareholder value, the New Business Development team will be placed on a Special Project Incentive as provided for within the Darden Restaurants, Inc. Management and Professional Incentive Plan ("MIP").

The Term of Special Project

The C5 project will be in effect for a defined period beginning on the Effective Date and continuing through FY06 (the "Period").

Components of the C5 Incentive Determination

1. During the project period, the participant's annual incentive will be calculated according to the normal MIP formula (earned salary x NIP x individual rating x company rating), based on the individual rating assigned to the participant, and the unit rating for Darden.

2. Each participant is provided a one-time opportunity to elect their participation level in the Special Project Incentive. The participant may elect to forego, and place at risk, a percentage of the five (5) MIP annual incentives otherwise payable during the Period, until completion or termination of the C5 project. The participant may elect to forego 0%, 50%, or 100% of the participant's annual MIP incentive.

3. Upon successful completion of the Special Project, the Special Project Incentive will be recalculated using a 2.0 company rating. The following shows the example calculation for a single year.

     -------------------------------------------------------- --------------- ----------------- ---------------
     Example :  Blaine Sweatt                                       None             Mid                Max
     -------------------------------------------------------- --------------- ----------------- ---------------
     A. Annual Salary                                               $420,000         $420,000         $420,000
     B. Annual Bonus @ 45% NIP x 1.2 x 1.4                          $317,500         $317,500         $317,500
     C. Elected % of annual MIP given up                               0%              50%              100%
     D. Elected $ of annual MIP given up                               $0            $158,750         $317,500
              Formula:  B x C
     -------------------------------------------------------- --------------- ----------------- ---------------
     UPON SUCCESSFUL COMPLETION:
     E. Recalculated Incentive (company rating of 2.0)                 $0            $226,800         $453,600
              Formula:  D / 1.4 x 2.0
     F. Special Project Incentive (one year)                           $0            $453,600         $907,200
              Formula:  E x 2
     G. Gain                                                           $0            $294,850         $589,700
              Formula:  F-D
     H. Match %                                                        0%              186%             186%
              Formula:  (F-D) / D
     -------------------------------------------------------- --------------- ----------------- ---------------

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


4. Successful completion of the project will be determined solely by the Board of Directors of Darden Restaurants through approval of the C5 concept for expansion. The approval/expansion decision is not subject to review by arbitration or otherwise as to whether the decision is reasonable or based on any other factor, e.g. overall performance of the company, capital considerations, etc. The Compensation Committee of the Board of Directors will conduct an initial review of the success of the project no later than June 2006.

5. Subject to the "Eligibility" provisions below, if, at the end of the Period, there has been a successful completion of the project, as determined solely by the Board of Directors approval of the C5 concept for expansion, the Special Project Incentive amounts will be paid out as soon as practicable after such determination is made at double the recalculated Special Project Incentive amount.

6. If, at the end of the Period, the C5 project is discontinued or terminated by the Company or the Board of Directors of Darden Restaurants for any reason, all Special Project Incentive amounts will be forfeited in their entirety.

7. Subject to the "Eligibility" provisions below, if, at the end of the Period, the Board of Directors has not determined that the project has been successfully completed, and the C5 project is not discontinued or terminated, the Compensation Committee may approve a payment to the participant of fifty percent (50%) of the amount otherwise payable under paragraph 5 as if there had been a successful completion of the project. Any such payment shall be made no later than July 31, 2006. The participant shall have no right to any payment under this paragraph 7 and if the Compensation Committee determines, in its sole discretion, to make any such payment, the payment will be in satisfaction of all rights or entitlements to which the participant might otherwise be entitled under this Special Project Incentive Program.

Eligibility

To be eligible for the Special Project Incentive payout, the participant must be an active employee of Darden Restaurants, Inc. at the end of the Period and at that time the Compensation Committee determines that an amount is payable. Participants have no vested rights to payments until and unless the Board of Directors declares the project successfully completed or the Compensation Committee determines that an amount is otherwise payable.

Participants will continue to be eligible for the C5 Special Project Incentive bonus until the earliest of the following occurs:
     >>   The C5 bonus is paid to the participant; or
     >> The C5 project is discontinued or terminated by the Company or the Board of Directors for any reason; or
     >>   The end of FY06.

If a participant undertakes work on another Special Project, other than C5, and is therefore simultaneously involved in two or more Special Project assignments, the participant's opportunity under this program will be not reduced.

A participant who directly or indirectly, becomes an employee, officer, director, manager, consultant or who otherwise becomes affiliated with or provides services to any employer, entity, enterprise or company which directly competes with the Company's restaurant business will forfeit all rights or entitlements to the Special Project Incentive.

FlexComp Awards

Earnable compensation defines the wages used for calculating the participant's FlexComp awards. If either the C5 Special Project Incentive or the discretionary payment described in paragraph 7 is paid to the participant, earnable compensation for FlexComp award purposes will be based solely on the elected amount of annual MIP given up by the participant. The FlexComp

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

Award will be calculated and paid in the fiscal year in which the amount under this agreement is ultimately paid.

Restricted Stock Awards

Each year, participants will be eligible for a Restricted Stock Award at their normal restricted stock level. The actual Restricted Stock Award granted will be reduced by the number of shares equal to the shares given up under the former Restricted Stock Matching (RSM) program in order to participate in this C5 Special Project Incentive agreement. The calculation of this number of shares will occur as follows: MIP award actually given up X the former RSM Percentage (50%) / the Darden common stock price on the date of grant = the number of shares by which the participant's Restricted Stock Award will be reduced. If any portion of the C5 Special Project Incentive is paid under paragraphs 5 or 7 to the participant, the participant will be eligible to receive a Restricted Stock Award equal to 50% of the amount paid hereunder. The Company reserves the right to substitute cash, stock equivalents, or other form of current compensation of comparable value for the Restricted Stock Awards.

Ownership of Concept

All ownership of the concept, including designs, trademarks and all intellectual or other property, shall be vested in and owned by the company at all times, whether or not the concept is determined to be successful or otherwise.

Additional Conditions

The terms and conditions stated in this document do not constitute a contract of employment nor a guarantee of future benefits except as specifically stated. In addition, this Special Project Incentive - C5 is subject to the terms, conditions, and limitations of the MIP and is not intended to supercede such terms, conditions, and limitations. Without limiting the generality of the foregoing, no payment will be made under the terms of this Special Project Incentive - C5 unless the requirements of Part (III)(C) of the MIP are met and any such payment will be limited in accordance with the terms of Part (III)(C) of the MIP. Any dispute or disagreement concerning this agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof, and will be subject to binding arbitration in Orlando, Florida in accordance with the rules and regulations of the American Arbitration Association.

By signing below, the participant acknowledges that this amended and restated agreement is in complete substitution for the agreement dated May 27, 2002 and that the participant is not entitled to any other amounts or interests under this or any predecessor Special Project Incentive Program, other than as stated herein. The participant further agrees and understands that this agreement constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous proposals, negotiations, representations, commitments, writings, agreements, documents and all other communications between the parties, both oral and written, with respect to such matters.


/s/ Blaine Sweatt                         /s/ Dan Lyons                6/16/06
------------------------------------      --------------------------------------
Blaine Sweatt              Date           Dan Lyons                    Date
President, New Business Division          Senior Vice President, Human Resources

/s/ Jack Snow             6/16/06
------------------------------------
Jack Snow                 Date
Senior Vice President,
Compensation & Benefits

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